                                                                     EXHIBIT 2.2

                        MANUFACTURERS BANCSHARES, INC.
                        ASSUMPTION AND ADOPTION OF THE
                         MANUFACTURERS BANK OF FLORIDA
                            1998 STOCK OPTION PLAN
                        ------------------------------

      THIS ASSUMPTION AND ADOPTION OF THE MANUFACTURERS BANK OF FLORIDA 1998 STOCK OPTION PLAN (this "Assumption"), is made effective as of the 23rd day of June, 1999, by MANUFACTURERS BANCSHARES, INC., a Florida corporation ("Bancshares").

                                  WITNESSETH:


     WHEREAS, Bancshares owns all of the outstanding shares of capital stock of MANUFACTURERS BANK OF FLORIDA, a Florida banking institution (the "Bank"), as a result of the merger (the "Reorganization") of Manufacturers Interim Bank ("Interim"), a then wholly-owned subsidiary of Bancshares, into the Bank pursuant to Articles of Merger filed with the Secretary of State of Florida on June 22, 1999, effective June 23, 1999, and pursuant to that certain Agreement and Plan of Reorganization among Bancshares, the Bank and Interim dated January 6, 1999;

     WHEREAS, prior to the Reorganization, the Bank adopted that certain 1998 Stock Option Plan (the "Plan"), whereby the Bank would grant to certain individuals options to purchase shares of Bank stock ("Bank Stock") pursuant to the Plan;

     WHEREAS, pursuant to the Reorganization, Bancshares assumed the Bank's obligations under the Plan, a copy of which is attached as Exhibit "A" and made
                                                           -----------
a part hereof by this reference;

     WHEREAS, as a result of the Reorganization, the outstanding shares of Bank Stock were exchanged for shares of Bancshares stock (the "Bancshares Stock") on a one-for-one basis, and the options to purchase Bank Stock were converted to options to purchase Bancshares Stock; and

     WHEREAS, Bancshares now wishes to memorialize its assumption and adoption of the Plan as set forth below.

     NOW, THEREFORE, in acknowledgment of the above premises, Bancshares hereby acknowledges the assumption by Bancshares of all of the Bank's obligations under the Plan, and the adoption of the Plan by Bancshares, effective as of the effective date of the Reorganization. Bancshares further acknowledges that as a result of the Reorganization, Bancshares shall replace the Bank under the Plan, as the context may require, the same as if the Plan had been adopted initially by Bancshares for its own stock, with the exception that those provisions pertaining to the employment status of the option holders with the Bank shall remain in effect to the extent such provisions are applicable.

     IN WITNESS WHEREOF, Bancshares has duly executed this Assumption as of the day and year first above written.

                                 MANUFACTURERS BANCSHARES, INC.


                                 By: /s/ Anthony F. Gonzalez
                                    ------------------------------------------
                                    Anthony F. Gonzalez, Chairman of the Board

                                                                     EXHIBIT "A"
                                                                     -----------

                         MANUFACTURERS BANK OF FLORIDA
                            1998 STOCK OPTION PLAN
                            ----------------------

     Manufacturers Bank of Florida, a Florida state chartered banking institution (the "Bank") adopts this 1998 Stock Option Plan (the "Plan"), as follows:

     1. PURPOSE OF THIS PLAN; APPROVALS. The purpose of this Plan is to advance
        -------------------------------
the best interest of the Bank and its stockholders by providing the Board the ability to give certain Key Employees the opportunity to acquire an equity interest in the Bank, and therefore additional incentive to promote the Bank's success and remain in its employ. This Plan and the Options shall be subject to all applicable laws and the rules and regulations of all governmental authorities having jurisdiction over the Bank. This Plan shall become effective as of the Effective Date upon its receiving the approval of the Florida Department of Banking and Finance and at least a majority of the Bank's stockholders (the "Approvals"). By accepting this Plan the Bank stockholders agree they shall have no preemptive rights in any Bank Shares subject to Options granted hereunder.

     2. DEFINITIONS. When used in this Plan the following words and phrases
        -----------
shall have the following meanings:

        (a) "Bank Shares" or "Bank Stock" means shares of the $1.00 par value common capital stock of the Bank.

        (b) "Board" means the Bank's Board of Directors.

        (c) "Book Value" means the book value of a Bank Share as determined by the Bank's independent accountants in accordance with generally accepted accounting principles for ascertaining book value.

        (d) "Change in Control" means the sale of a majority of the then outstanding shares of Bank Stock or of substantially all the assets of the Bank to other than a Bank Affiliate (as the meaning of "Affiliate" is understood for purposes of the Securities Act of 1933, as amended).

        (e) "Effective Date" means July 1, 1998, subject to the Bank's obtaining the Approvals.

        (f) "Exercise Notice" means the notice by which a Grantee may exercise an Option as provided in this Plan. A form of the Exercise Notice is attached as Appendix A.
                 ----------

        (g) "Exercise Period" means the period of time during which a Grantee may elect to purchase Bank Shares pursuant to vested Options issued pursuant to this Plan.

        (h) "Exercise Price" means the purchase price a Grantee must pay to purchase a share of Bank Stock pursuant to the exercise of an Option.

        (i) "Fair Market Value" means the value which, in the good faith opinion of the Board, in its sole discretion, represents the price at which a share of Bank Stock would change hands between a willing buyer and a willing seller, both parties having reasonable knowledge of relevant facts. In making such a determination, the Board may consider any factors it deems relevant, including but not limited to the Book Value of the Bank Stock, and such determination by the Board shall be final and binding for purposes of this Plan. If at any time the Bank Shares are listed on an exchange or quoted over the NASDAQ National Market, Fair Market Value shall be the last sale price reported on the day prior to the day the Option is granted. Notwithstanding the foregoing, however, in no event shall "Fair Market Value" be less than the par value of the Bank Stock at the time the Option is granted.

        (j) "Grantee" means any Key Employee to whom an Option is granted pursuant to this Plan.

        (k) "ISO", or "incentive stock option," means any Option that complies with and is subject to the terms, limitations and conditions of Section 422 of the United States Internal Revenue Code of 1986, as amended, and any regulations promulgated with respect thereto (the "Code").

        (l) "Key Employee" means any director or officer, any executive or management employee, or any other Bank employee who, in the sole discretion of the Board, has substantial responsibility for the direction and management of the Bank and/or is in a position to materially contribute to the Bank's continued growth, development or long-term success.

        (m) "NSO" or "nonqualified stock option," means any Option that is not qualified as an ISO.

        (n) "Option" means the right, but not the obligation, granted to a Grantee pursuant to this Plan, to allow such Grantee to purchase shares of Bank Stock (also referred to as Option Shares) according to the terms hereof and any associated Option Agreement. Options may either be qualified ISOs or Nonqualified Options.

        (o) "Option Agreement" shall means the Stock Option Agreement, executed by Grantee and a duly authorized officer of the Bank, that shall set forth the number of Bank Shares to be purchased upon the exercise of an Option, the Exercise Price and a schedule setting forth the times and the number of Bank Shares which may be purchased by the Grantee. A form of the Option Agreement is attached as Appendix B.
                              ----------

        (p) "Option Period" means the period of time beginning with the grant of the Option and ending on the last day of the Exercise Period.

        (q) "Option Shares" means any Bank Shares to be purchased pursuant to the exercise of an Option granted under this Plan.

        (r) "Plan Period" means a period often (10) consecutive years from the Effective Date, during which time Options may be granted to Key Employees pursuant to this Plan.

        (s) "Termination for Cause" means the termination of the employee or director status of an individual by the Bank for "cause" under such individual's employment agreement or, in the absence of such an agreement, because of the gross misconduct, drug dependence, gross neglect or incompetent performance of assigned duties, proven dishonesty or commission of a felony on the part of such individual which, in the Board's sole discretion, renders such individual unable to properly and effectively provide services to, or effectively act as a representative of, the Bank.

        (t) "Vested" describes an Option for which Grantee has the present right to purchase Option Shares, as determined by a vesting schedule set forth in the Option Agreement.

     3.  ADMINISTRATION OF THIS PLAN. Subject to the provisions of this Plan,
         ---------------------------
the Board shall have full authority and discretion to interpret, administer and construe the Plan, including, but not limited to, the authority to (a) determine when and to whom Options shall be granted; (b) determine the terms of the Option, including the Exercise Price, the method of payments, amend, rescind or otherwise modify any rules and regulations relating to the Plan and the terms and conditions of the Options granted and (d) make all other determinations and take such actions necessary to administer the Plan. All determinations of the Board shall be final and binding on the Bank and its stockholders, all participants in the Plan and anyone claiming under or through any of them. In connection with Plan administration the Board may consult with legal counsel, and no director shall incur personal liability for any action taken in good faith reliance upon the advice of counsel.

     Except as provided below, the Board shall not grant an ISO to, or modify the exercise provisions of outstanding ISOs held by, any person who, at the time the ISO is granted or modified), would thereby receive or hold any ISO such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each Option) of the Bank Stock with respect to which such Options are exercisable for the first time during any calendar year is in excess of $100,000; provided that the foregoing restriction on modification of outstanding ISOs shall not preclude the Board from modifying an outstanding ISO if, as a result of such modification and with the consent of the Grantee, such Option no longer constitutes an ISO; and provided that, if the $100,000 limitation described above is exceeded, an Option that otherwise qualifies as an ISO shall be treated as an ISO up to the $100,000 limitation, and the excess shall be treated as an NSO. The preceding sentence shall be applied by taking Options intended to be treated as ISOs into account in the order in which they were granted.

     Notwithstanding any provision hereof to the contrary, each Option intended to qualify as an ISO shall be subject to the following requirements:

        (a) Such Option must be granted within the Plan Period;

        (b) In no event shall the Exercise Period for such Option exceed ten years from the date it is granted;

        (c) The Exercise Price shall be Market Value of the Option Shares granted; not be less than Fair Market Value the time the Option is granted;

        (d) Such Option may not be transferred by the Grantee except by will or the laws of descent and distribution, and the Option is exercisable during Grantee's lifetime only by Grantee;

        (e) Subject to the second sentence of paragraph 4(f) below, at the time the Option is granted the Grantee may not own more than ten percent of the total combined voting power of all classes of stock in the Bank; and

        (f) All grants must provide that the Bank's primary state or federal regulator may direct the Bank to require plan participants to exercise or forfeit their Options if the Bank's capital fall below the minimum requirements, as determined by its primary state or federal regulator.

     4.  OPERATION OF THE PLAN.
         ---------------------

     (a) Bank Stock Subject to Option. The Board shall have the right to grant
         ----------------------------
Options to purchase up to 300,000 shares of Bank Stock. It is provided, however, that all options to purchase Bank Stock that were granted prior to the Effective Date ("Prior Options") must be taken into account before Options may be granted pursuant to this Plan, so that the total number of shares of Bank Stock available to be purchased by Options and Prior Options shall not exceed 300,000 shares. Anyone holding Prior Options may be permitted to cancel all or any portion of them and receive a like number of Options granted under this Plan. If any Bank Shares are made subject to an Option and such Option for any reason expires, is terminated unexpired or is otherwise canceled as to such shares, such shares may again be made subject to an Option under this Plan.

     (b) Eligibility to Receive, and Exercise of Stock Option. All Grantees
         ----------------------------------------------------
shall be Key Employees or directors selected by the Board. When Options are granted hereunder the Grantee shall receive an Option Agreement and an Exercise Notice. Each Grantee must execute the Option

Agreement and return same to the Bank before the Options granted to such Grantee may be deemed effective. To exercise an Option a Grantee must execute and have notarized an Exercise Notice with respect to a vested Option and must forward same to the Bank along with the required Exercise Price payment.

     (c) Duration of Option Rights. Each Grantee's rights and privileges with
         -------------------------
respect to Options shall expire at the expiration of the Option Period.

     (d) Grantee's Right To Exercise Option; Accelerated Vesting. Grantee shall
         -------------------------------------------------------
have the right to exercise his or her Option only during the Exercise Period and only in accordance with the vesting schedule set forth in Grantee's Option Agreement. It is provided, however, that the vesting schedule, and Grantee's right to purchase the Option Shares, shall be accelerated following the execution of any definitive agreement providing for a Change in Control of the Bank. In the case of a Change in Control of the Bank, all Options then held by Grantees shall become fully vested as of the day immediately preceding the date of such Change in Control, and such Grantees shall thereupon be deemed to possess the right to exercise all such Options held. Each Grantee shall give notice to the Bank of such exercise within thirty (30) days prior to the date of the Change in Control. All Options for which such notice is not received within this thirty (30) day period shall then be deemed canceled and all rights regarding same terminated.

     (e) Exercise Period. The Exercise Period during which a Grantee may
         ---------------
purchase Option Shares shall begin on the first day Grantee's rights to do so become vested and shall end on the earlier of (i) 10 years following the date the Option is granted to Grantee; (ii) on the date of the termination of Grantee's employee or director status for Cause, (iii) 3 months following the termination of Grantee's employee or director status without Cause, or (iv) 1 year following the termination of Grantee's employee or director status as a result of Grantee's death, disability or legal incapacity.

     (f) Exercise Price for Bank Stock. The Exercise Price of any Option Shares
         -----------------------------
shall be as set forth in Grantee's Option Agreement but in no event shall be less than the greater of (i) the par value of such Bank Stock or (ii) the Fair Market Value of such Bank Stock as of the date such Options are granted. In addition, no Option granted to any Grantee, who at the time of such grant, owns Bank Stock possessing more than 10% of the total combined voting power of all classes of stock of the Bank may be designated as an ISO unless at the time of such grant, the Exercise Price is fixed at not less than 110% of the Fair Market Value of the stock subject to the Option.

     (g) Payment for Stock. No Option Shares shall be delivered pursuant to the
         -----------------
exercise of an Option until the Bank receives payment of the Exercise Price. Payment of the Exercise Price shall be made by money order, cashier's check or certified check payable to the Bank, or in such other form of immediately available funds as prescribed by the Board, in the full amount of the Exercise Price for the Option Shares being exercised.

     (h) Limited Transfer of Options. The right to exercise an Option shall be
         ---------------------------
personal to Grantee and is not assignable for transferrable by Grantee; provided, however, that the executor, administrator, personal representative or legal guardian of the Grantee or his/her estate, as the cases may be, may exercise Options granted to Grantee under this Plan (which by the terms of the applicable Option Agreement are then exercisable) within the exercise period set forth in Section 4(e)(iv) above.

     (i) Limitations on Exercise of Option. If Grantee owned capital stock of
         ---------------------------------
the Bank possessing more than 10% of the total combined voting power or value of all classes of the Bank's capital stock as of the date the Option is granted to him or her, then in no event may an ISO be exercised by such Grantee, in whole or in part, after five (5) years following the grant date. In no event may an Option be exercised for a fractional share.

     5.  RESTRICTION ON THE RIGHT TO EXERCISE OPTION.
         ------------------------------------------

     (a) Restrictions Upon Termination for Cause. If, at any time during the
         ---------------------------------------
Plan Period, the Grantee's employee or director status with the Bank ends because of a termination for Cause, any and all unexercised Options granted to such Grantee, whether vested or nonvested, shall be deemed canceled within 1 month following the date of termination, and Grantee shall thereby forfeit the right to exercise his or her Options.

     (b) Termination Without Cause. If, at any time during the Plan Period, the
         -------------------------
Grantee's employment or director status with the Bank ends for any reason other than death, disability, legal incapacity or termination for Cause, the Grantee shall retain all Options then held which have vested, and the right to exercise such Options which by the terms of his/her Option Agreement are then exercisable, for a period of 3 months from the date of such termination, after which time all such Options shall be deemed canceled. The Board, in its sole discretion, may extend the exercise period in the Option Agreement or at the time of termination for all vested Options of a Grantee who is terminated without Cause provided that such period may not be extended past 12 months.

     6.  ANTIDILUTION.
         ------------

     (a) In the event that the outstanding shares of Bank Stock are changed into or exchanged for a different number or kind of shares or other securities of the Bank by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, stock split or stock dividend, or in the event that any spin-off, split-off or other distribution of assets materially affects the price of the Bank's Stock:

         (i) The aggregate number and kind of shares of Bank Stock for which Options may be granted hereunder shall be adjusted proportionately by the Board; and

         (ii) The rights of Grantees (concerning the number of shares subject to Options and the Exercise Price) under outstanding Options shall be adjusted proportionately by the

     Board.

     (b) If the Bank shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Bank, the Board, in its discretion, may:

         (i) declare that all Options granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective Option Agreements regarding exercisability or vesting, and that all such Options shall terminate 30 days after the Board gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 30-day period; or

         (ii) notify all Grantees that all Options granted under the Plan shall be assumed by the successor corporation or substituted with Options issued by such successor corporation.

     (c) If the Bank is to be liquidated or dissolved in connection with a reorganization described in paragraph 6(b), the provisions of such paragraph shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Bank shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the stockholders, provided that the Board in its discretion may declare all Options granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Option Agreements regarding exercisability. The Board's actions under this provision and the Optionee's exercise of Options under this provision shall be subject, however, to the limitations set forth in Sections 4 and 5 hereof.

     (d) The adjustments described in paragraphs (a) through (c) of this Section 6, and the manner of their application, shall be determined solely by the Board, and any such adjustment may provide for elimination of fractional share interests. The adjustments required under this Section 6 shall apply to any successors of the Bank and shall be made regardless of the number or type of successive events requiring such adjustments.

     7. AMENDMENT OR TERMINATION OF THE PLAN. The Board may at any time
        ------------------------------------
terminate this Plan with respect to any Bank Shares not subject to an outstanding Option and may, from time to time, amend the Plan in any respect; provided, however, that no termination or amendment shall, without the consent of any Grantee, impair the rights of such Grantee under nay Option Agreement previously executed and in effect at that time.

     8. MISCELLANEOUS PROVISIONS.
        ------------------------

     (a) No Rights as Stockholder. No Grantee shall have any rights as a
         ------------------------
stockholder of the Bank with respect to Option Shares prior to the Bank's issuance to such Grantee of a certificate or certificates representing the Bank Shares acquired pursuant to the exercise of the Option.

     (b) No Right to Continued Employment. This Plan shall not be construed to,
         --------------------------------
and shall not, affect in any way whatsoever the employment or director status of any Grantee with the Bank nor the right of the Bank to terminate any Grantee's employment or director status with the Bank. This Plan shall not be construed to confer upon any Grantee the right to employment or protection of his/her director status with the Bank for any fixed period of time.

     9. BOARD APPROVAL. This Plan was duly adopted by the Board on August 27,
        --------------
1998, effective as of the Effective Date.

                                                                      APPENDIX A
                                                                      ----------

                         MANUFACTURERS BANK OF FLORIDA
                            1998 STOCK OPTION PLAN

                              NOTICE OF EXERCISE
                                OF STOCK OPTION

     The undersigned hereby notifies Manufacturers Bank of Florida (the "Corporation") of his/her election to exercise his/her option to purchase _____ shares of the Corporation's Common Stock pursuant to that Stock Option Agreement (the "Agreement") between the undersigned and the Corporation dated as of
_________________.

     Accompanying this Notice is (1) a certified or a cashier's check (or other check acceptable to the Corporation) in the amount of $________ payable to the Corporation, and/or (2) _______ shares of the Common Stock presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined in the 1998 Stock Option Plan) on the date hereof of $_______, such amounts being equal, in the aggregate, to the exercise per share set forth in Section 2 of the Agreement multiplied by the number of shares being hereby purchased (in each instance subject to appropriate adjustment pursuant to Section 4 of the Agreement).

     Also accompanying this Notice is such letter as shall be required pursuant to Section 6 of the Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Notice of Exercise this ____ day of ___________.



                                       -----------------------------------------
                                       EMPLOYEE OR HIS/HER ADMINISTRATOR,
                                       EXECUTOR OR PERSONAL REPRESENTATIVE

                                                                      APPENDIX B
                                                                      ----------

                        MANUFACTURERS BANCSHARES, INC.
                          STOCK OPTION AGREEMENT FOR
                            1998 STOCK OPTION PLAN
                            ----------------------

     THIS AGREEMENT is entered into as of the 18th day of January, 2001, between MANUFACTURERS BANCSHARES, INC., a Florida corporation ("Bancshares") and ________________ ("Grantee"), an employee of Manufacturers Bank of Florida, a Florida banking institution (the "Bank").

                                  WITNESSETH:

     WHEREAS, Bancshares owns all of the outstanding shares of capital stock of the Bank as a result of the merger (the "Reorganization") of Manufacturers Interim Bank ("Interim"), a then wholly-owned subsidiary of Bancshares, into the Bank pursuant to Articles of Merger filed with the Secretary of State of Florida on June 22, 1999, effective June 23, 1999, and pursuant to that certain Agreement and Plan of Reorganization among Bancshares, the Bank and Interim dated January 6, 1999;

     WHEREAS, prior to the Reorganization, the Bank adopted that certain 1998 Stock Option Plan (the "Plan"), whereby the Bank would grant to certain individuals options to purchase shares of Bank stock ("Bank Stock") pursuant to the Plan;

     WHEREAS, pursuant to the Reorganization, Bancshares assumed the Bank's obligations under the Plan, a copy of which is attached as Exhibit "A" and made
                                                           -----------
a part hereof by this reference;

     WHEREAS, as a result of the Reorganization, the outstanding shares of Bank Stock were exchanged for shares of Bancshares stock (the "Bancshares Stock") on a one-for-one basis, and the options to purchase Bank Stock were converted to options to purchase Bancshares Stock;

     WHEREAS, the Board of Directors of Bancshares has approved the grant to Grantee of options to purchase Bancshares Stock pursuant to the Plan and this Agreement; and

     WHEREAS, capitalized terms not defined in this Agreement shall have the meanings prescribed to them in the Plan.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   Grant of Option. Unless otherwise provided, the ISOs and NSOs herein
          ---------------
granted to Grantee may be referred to collectively as the "Option" or "Options".

          (a) Incentive Stock Option. Bancshares hereby grants to Grantee, as
              ----------------------
     of the Grant Date, the Option to purchase ___________ shares of Bancshares Stock (the "Option Stock"). The Option with respect to these shares shall constitute an ISO to the fullest extent permissible under the Code. Any portion of the Option issued hereunder which is not or cannot be treated as an ISO shall be treated as a NSO in accordance with the Plan. The effective date of the grant of these ISOs is January 18, 2001 (the "ISO Grant Date").

          (b) Nonqualified Stock Option. The parties acknowledge that as of the
              -------------------------
     date hereof, Grantee has the vested right and option to purchase N/A shares
                                                                      ---
     of Bancshares Stock. The Option with respect to these shares shall constitute nonqualified stock options ("NSOs") as provided under the Code. The effective date of the grant of these NSOs was N/A.

     The term "Grant Date" in this Agreement shall refer to the ISO Grant Date or the NSO Grant Date, as the context shall require.

     2.   Exercise Price. The Exercise Price for the Bancshares Shares to be
          --------------
purchased pursuant to the ISO if $______ per share, which the parties agree is the Fair Market Value of the Bank Stock as of the Grant Date. The Exercise Price for the Bancshares Stock to be purchased pursuant to the NSO is N/A per share.
                                                                ---

     3.   Exercise of Options. Except as otherwise provided herein and in the
          -------------------
Plan, Grantee's right to purchase Option Shares shall be subject to exercise as follows:

          (a) Vesting Schedules. Grantee's right to exercise the Options and
              -----------------
     purchase Option Shares shall vest in accordance with the vesting schedules attached hereto as Attachment "A". If Grantee's employment or director status terminates during the term of this Agreement, the maximum number of Option Shares that Grantee may purchase shall not exceed the number of shares indicated on the vesting schedules.

          (b) Exercise Period. The Exercise Period for the Options is set forth
              ---------------
     in Section 4 of the Plan.

          (c) Method of Exercising Option. The method of exercising the Options
              ---------------------------
     is set forth in Section 4 of the Plan.

          (d) Additional Terms. Any additional terms pertaining to Grantee's
              ----------------
     Options are set forth on Attachment "A".

     4.   Effect of Changes in Capitalization. The effect of a change in
          -----------------------------------
capitalization of the Bancshares Stock is set forth in Section 6 of the Plan.

     5.   Withholding of Taxes. The parties hereto recognize that the Bank may
          --------------------
be obligated to withhold federal and local income taxes and Social Security taxes to the extent that Grantee realizes ordinary income in connection with the exercise of the Options or in connection with certain dispositions of any Option Shares acquired by exercise of the Option. Grantee agrees that the Bank may withhold amounts needed to cover such taxes from payments otherwise due and owning to Grantee, and also agrees that upon demand Grantee will promptly pay to the Band any additional amounts as may be necessary to satisfy such withholding tax obligation. With the prior approval of the Bank however, which may be withheld by the Bank in its sole discretion, Grantee may elect to satisfy such obligations, in whole or in part, (a) delivering to the Bank shares of Bancshares Stock otherwise issuable pursuant to the exercise of the Option, of (b) by delivering to the Bank shares of Bancshares Stock already owned by Grantee.

     6.   Receipt of Shares. The shares of Bancshares Stock purchased by Grantee
          -----------------
upon the partial or complete exercise of the Option shall be delivered as provided in the Plan. Grantee understands and agrees that the issuance of the Bancshares Stock will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and will be issued in reliance upon an exemption from such registration in reliance upon Grantee's representation that he or she is purchasing such shares for the purpose of investment and not with a view to or intent to distribute them to or hold them on behalf of any other person. Accordingly, such shares may be issued with a legend affixed thereto as follows:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE UNITED STATES, THE STATE OF FLORIDA, OR ANY OTHER STATE OR COUNTRY. THEY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER FEDERAL AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

     As a condition precedent to exercising the Option, Grantee shall make in writing such investment representations as Bancshares reasonably requires to comply with the provisions of applicable laws.

     When, or at any time after, Grantee becomes an owner of any Bancshares Stock, at the request of Bancshares, Grantee shall execute and deliver to Bancshares (i) an election to cause Bancshares to be taxed pursuant to subchapter "S" of the Code and (ii) any agreement signed by all other stockholders of Bancshares which is intended to prevent the unauthorized, inadvertent or unintended termination of Bancshares' "S" election.

     7.   Interpretation of this Agreement. In the event of any inconsistency
          --------------------------------
between the terms of this Agreement and the Plan, the applicable terms of the provision of the Plan shall govern.

     8.   Governing Law. This Agreement is executed pursuant to and shall be
          -------------
governed by the internal laws of the State of Florida without reference to the conflict of law principles thereof.

     9.   Notice. Any notice hereunder by Grantee to Bancshares shall be in
          ------
writing and shall be deemed duly given: (i) when mailed or delivered to Bancshares at its principal office, addressed to the attention of the Board, or
(ii) when sent by facsimile, telecopy, telex or other form of written electronic transmission, upon confirmation of receipt thereof by an executive officer of Bancshares. Any notice or delivery hereunder by Bancshares to Grantee shall be in writing and shall be deemed duly given: (i) when mailed or delivered to Grantee at the address specified in Grantee's personnel records or (ii) when sent by facsimile, telecopy, telex or other form of written electronic transmission, upon confirmation of receipt thereof by Grantee.

     10.  Entire Agreement. This Agreement (including the Plan) constitutes the
          ----------------
entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by Bancshares and Grantee; provided, however, that Bancshares may unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of Grantee or otherwise cause the Options granted not to qualify as an "incentive stock option" if they were so intended, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

     11.  Successors and Assigns. This Agreement shall be binding upon and shall
          ----------------------
inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns.

     12.  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall constitute an original, but all of which together shall be one and the same instrument.

     13.  Tax Consequences. Grantee should consult his or her tax advisor
          ----------------
regarding the tax consequences relating to the Options, including the exercise of the Options and the sale of the Bancshares Stock purchased upon such exercise, and Bancshares makes no representations regarding such tax consequences.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                                MANUFACTURERS BANCSHARES, INC.


                                By:
                                   ---------------------------------------------
                                   Velma Jean Kato, President


                                                  "Bancshares"

                                GRANTEE:


                                ------------------------------------------------

                                ATTACHMENT "A"
                                --------------

Vesting Schedule:
-----------------

     ISOs
     ----

The ISO will vest, and Grantee shall have the right to exercise the ISO to purchase up to ____________ shares of Bancshares Stock based on the schedule set forth below, provided Grantee's employee and/or director status has not been terminated on or before the dates indicated:

        Date                            Number of ISOs Exercisable
        ----                          ------------------------------
                                      Per Year     Cumulative Shares
                                      --------     -----------------

    Grant Date                         ------            ------
    January 18, 2002                   ------            ------
    January 18, 2003                   ------            ------
    January 18, 2004                   ------            ------
    January 18, 2005                   ------            ------